UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2026

Warner Music Group Corp. (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32502 (Commission File Number)	13-4271875 (I.R.S. Employer Identification No.)
1633 Broadway, New York, NY (Address of principal executive offices)	10019 (Zip Code)
Registrant’s telephone number, including area code: (212) 275-2000
____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	WMG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On February 5, 2026, Warner Music Group Corp. (“the Company”) issued an earnings release announcing its results for the quarter ended December 31, 2025, which is furnished as Exhibit 99.1 hereto.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.
ITEM 8.01. OTHER EVENTS.
On February 5, 2026, the Company also announced in the earnings release furnished as Exhibit 99.1 hereto that its Board of Directors declared a regular quarterly cash dividend of $0.19 per share on the Company’s Class A Common Stock and Class B Common Stock. The dividend is payable on March 3, 2026, to stockholders of record as of the close of business on February 18, 2026.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description
99.1	Earnings release issued by Warner Music Group Corp. on February 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

Date: February 5, 2026	By:	/s/ Armin Zerza
Armin Zerza
Executive Vice President and Chief Financial Officer